Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke – ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR FIRST QUARTER ENDED MARCH 31, 2024

●	Q1 2024 reported revenue of $323.5 million, up 8.7% compared to Q1 2023
●	Q1 2024 constant currency revenue* up 9.3% compared to Q1 2023
●	Q1 2024 constant currency revenue, organic* up 7.0% compared to Q1 2023
●	Q1 2024 GAAP operating margin of 11.1%, compared to 8.9% in Q1 2023
●	Q1 2024 non-GAAP operating margin* of 17.3%, compared to 16.1% in Q1 2023
●	Q1 2024 GAAP EPS $0.48, up 35.5%, compared to $0.36 in Q1 2023
●	Q1 2024 non-GAAP EPS* $0.77, up 18.7%, compared to $0.64 in Q1 2023

* Constant currency revenue; constant currency revenue, organic; non-GAAP gross profit and margin; non-GAAP operating income and margin; non-GAAP net income; non-GAAP EPS; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, April 30, 2024 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $323.5 million for the quarter ended March 31, 2024, an increase of 8.7% compared to the quarter ended March 31, 2023. Constant currency revenue, organic, for the first quarter of 2024 increased 7.0% compared to the prior year period.

Merit’s revenue by operating segment and product category for the three-month periods ended March 31, 2024 and 2023 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency *
	March 31,			Impact of foreign	March 31,
	2024	2023	% Change	exchange	2024	% Change
Cardiovascular
Peripheral Intervention	$134,626	$113,783	18.3%	$367	$134,993	18.6%
Cardiac Intervention	90,688	85,328	6.3%	932	91,620	7.4%
Custom Procedural Solutions	48,794	47,701	2.3%	403	49,197	3.1%
OEM	39,266	41,164	(4.6)%	(37)	39,229	(4.7)%
Total	313,374	287,976	8.8%	1,665	315,039	9.4%

Endoscopy
Endoscopy Devices	10,134	9,589	5.7%	27	10,161	6.0%

Total	$323,508	$297,565	8.7%	$1,692	$325,200	9.3%

Merit’s GAAP gross margin for the first quarter of 2024 was 46.9%, compared to GAAP gross margin of 46.5% for the prior year period. Merit’s non-GAAP gross margin* for the first quarter of 2024 was 50.9%, compared to non-GAAP gross margin* of 50.1% for the first quarter of 2023.

Merit’s GAAP net income for the first quarter of 2024 was $28.2 million, or $0.48 per share, compared to GAAP net income of $20.7 million, or $0.36 per share, for the first quarter of 2023. Merit’s non-GAAP net income* for the first quarter of 2024 was $44.8 million, or $0.77 per share, compared to non-GAAP net income* of $37.5 million, or $0.64 per share, for the first quarter of 2023.

“We delivered better-than-expected revenue and financial results in the first quarter,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Our constant currency, organic, revenue increased 7.0% year-over-year and our constant currency total revenue increased 9.3%, both of which exceeded the high-end of our expectations. We also delivered year-over-year improvement in profitability with our non-GAAP gross and operating margins increasing 80 bps and 115 bps, respectively, and our non-GAAP earnings per share increasing 19% year-over-year. This strong growth and profitability performance drove free cash flow generation of approximately $25 million of in the quarter as well. We are pleased with the solid start to the fiscal year and remain confident in our team’s ability to deliver continued strong execution, stable constant currency growth, improving profitability and solid free cash flow generation in 2024.”

As of March 31, 2024, Merit had cash and cash equivalents of $581.9 million, total debt obligations of $822.5 million, and available borrowing capacity of approximately $657 million, compared to cash and cash equivalents of $587 million, total debt obligations of $846.6 million, and available borrowing capacity of approximately $626 million as of December 31, 2023.

Reaffirmed Fiscal Year 2024 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2024, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit continues to expect the following:

Revenue and Earnings Guidance*

Guidance
	Year Ending	% Change
Financial Measure	December 31, 2024	Y/Y

Net Sales	$1.312 - $1.325 billion	4% - 5%
Cardiovascular Segment	$1.272 - $1.285 billion	4% - 5%
Endoscopy Segment	$39.7 - $40.1 million	8% - 9%

Non-GAAP
Earnings Per Share	$3.28 - $3.35	9% - 11%

*Percentage figures approximated; dollar figures may not foot due to rounding

2024 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Guidance
	Low	High
2024 Net Sales Guidance - % Change from Prior Year (GAAP)	4.3%	5.4%
Estimated impact of foreign currency exchange rate fluctuations	0.5%	0.5%
2024 Net Sales Guidance - % Change from Prior Year (Constant Currency)	4.8%	5.9%

*Percentage figures approximated and may not foot due to rounding

Merit does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of items such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reliably predict the impact of these items and Merit believes inclusion of a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance.

Merit’s financial guidance for the year ending December 31, 2024 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Tuesday, April 30, 2024, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,
	2024	December 31,
	(Unaudited)	2023
ASSETS
Current Assets
Cash and cash equivalents	$581,921	$587,036
Trade receivables, net	180,663	177,885
Other receivables	10,980	10,517
Inventories	302,733	303,871
Prepaid expenses and other assets	24,437	24,286
Prepaid income taxes	4,088	4,016
Income tax refund receivables	453	859
Total current assets	1,105,275	1,108,470

Property and equipment, net	383,661	383,523
Intangible assets, net	317,484	325,883
Goodwill	381,539	382,240
Deferred income tax assets	7,072	7,288
Operating lease right-of-use assets	72,639	63,047
Other assets	58,682	54,793
Total Assets	$2,326,352	$2,325,244

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$48,377	$65,944
Accrued expenses	113,220	120,447
Current operating lease liabilities	12,472	12,087
Income taxes payable	9,275	5,086
Total current liabilities	183,344	203,564

Long-term debt	800,136	823,013
Deferred income tax liabilities	5,519	5,547
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,912	1,912
Deferred compensation payable	18,228	17,167
Deferred credits	1,579	1,605
Long-term operating lease liabilities	60,141	56,259
Other long-term obligations	14,956	13,830
Total liabilities	1,086,162	1,123,244

Stockholders' Equity
Common stock	649,222	638,150
Retained earnings	603,424	575,184
Accumulated other comprehensive loss	(12,456)	(11,334)
Total stockholders' equity	1,240,190	1,202,000
Total Liabilities and Stockholders' Equity	$2,326,352	$2,325,244

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	March 31,
	2024	2023
Net sales	$323,508	$297,565
Cost of sales	171,793	159,203
Gross profit	151,715	138,362

Operating expenses:
Selling, general and administrative	94,428	90,144
Research and development	21,482	21,314
Contingent consideration (benefit) expense	(117)	521
Total operating expenses	115,793	111,979

Income from operations	35,922	26,383

Other income (expense):
Interest income	7,276	131
Interest expense	(8,046)	(2,011)
Other income (expense) — net	(804)	997
Total other expense — net	(1,574)	(883)

Income before income taxes	34,348	25,500

Income tax expense	6,108	4,797

Net income	$28,240	$20,703

Earnings per common share
Basic	$0.49	$0.36
Diluted	$0.48	$0.36

Weighted average shares outstanding
Basic	57,958	57,352
Diluted	58,567	58,183

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,240	$20,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,599	20,537
Write-off of certain intangible assets and other long-term assets	202	—
Amortization of right-of-use operating lease assets	3,122	2,662
Adjustments related to contingent consideration liabilities	(117)	521
Stock-based compensation expense	5,234	3,969
Other adjustments	1,486	332
Changes in operating assets and liabilities, net of acquisitions and divestitures	(25,550)	(34,179)
Total adjustments	7,976	(6,158)
Net cash, cash equivalents, and restricted cash provided by operating activities	36,216	14,545

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(11,682)	(12,785)
Issuance of note receivables	(6,162)	—
Cash paid in acquisitions, net of cash acquired	(3,346)	(2,000)
Other investing, net	(861)	(71)
Net cash, cash equivalents, and restricted cash used in investing activities	(22,051)	(14,856)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	7,730	4,028
Payments on long-term debt	(24,063)	(365)
Contingent payments related to acquisitions	(78)	(2,568)
Payment of taxes related to an exchange of common stock	(1,592)	(1,592)
Net cash, cash equivalents, and restricted cash used in financing activities	(18,003)	(497)
Effect of exchange rates on cash	(1,319)	376
Net decrease in cash, cash equivalents and restricted cash	(5,157)	(432)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	589,144	60,558
End of period	$583,987	$60,126

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	581,921	57,945
Restricted cash reported in prepaid expenses and other current assets	2,066	2,181
Total cash, cash equivalents and restricted cash	$583,987	$60,126

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustment of $1.7 million to reported revenue for the three-month period ended March 31, 2024 was calculated using the applicable average foreign exchange rates for the three-month period ended March 31, 2023.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three-month period ended March 31, 2024, Merit’s constant currency revenue, organic, excludes revenues attributable to certain assets acquired from AngioDynamics, Inc. (“AngioDynamics”) in June 2023.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three-month periods ended March 31, 2024 and 2023. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.1 million and $2.7 million for the three-month periods ended March 31, 2024 and 2023, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	March 31, 2024
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$34,348	$(6,108)	$28,240	$0.48

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,805	(3,028)	9,777	0.17
Operating Expenses
Contingent consideration benefit	(117)	47	(70)	(0.00)
Amortization of intangibles	1,764	(417)	1,347	0.02
Performance-based share-based compensation (a)	2,128	(294)	1,834	0.03
Corporate transformation and restructuring (b)	1,000	(236)	764	0.01
Acquisition-related	38	(9)	29	0.00
Medical Device Regulation expenses (c)	2,207	(521)	1,686	0.03
Other (d)	122	(30)	92	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	1,477	(348)	1,129	0.02

Non-GAAP net income	$55,772	$(10,944)	$44,828	$0.77

Diluted shares				58,567

	Three Months Ended
	March 31, 2023
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$25,500	$(4,797)	$20,703	$0.36

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,616	(2,553)	8,063	0.14
Operating Expenses
Contingent consideration expense	521	(45)	476	0.01
Amortization of intangibles	1,665	(402)	1,263	0.02
Performance-based share-based compensation (a)	1,287	(87)	1,200	0.02
Corporate transformation and restructuring (b)	3,546	(851)	2,695	0.05
Acquisition-related	255	(61)	194	0.00
Medical Device Regulation expenses (c)	3,658	(878)	2,780	0.05
Other (d)	34	(8)	26	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(36)	115	0.00

Non-GAAP net income	$47,233	$(9,718)	$37,515	$0.64

Diluted shares				58,183

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended
	March 31, 2024		March 31, 2023
	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$323,508		$297,565

GAAP Operating Income	35,922	11.1%	26,383	8.9%
Cost of Sales
Amortization of intangibles	12,805	4.0%	10,616	3.6%
Operating Expenses
Contingent consideration (benefit) expense	(117)	(0.0)%	521	0.2%
Amortization of intangibles	1,764	0.5%	1,665	0.6%
Performance-based share-based compensation (a)	2,128	0.7%	1,287	0.4%
Corporate transformation and restructuring (b)	1,000	0.3%	3,546	1.2%
Acquisition-related	38	0.0%	255	0.1%
Medical Device Regulation expenses (c)	2,207	0.7%	3,658	1.2%
Other (d)	122	0.0%	34	0.0%

Non-GAAP Operating Income	$55,869	17.3%	$47,965	16.1%

Note: Certain percentages may not sum to totals due to rounding.

a)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
b)	Includes consulting expenses related to transformation projects under our Foundations for Growth Program, and in 2023, includes restructuring costs of $1.6 million associated with employee termination benefits related to corporate initiatives.
c)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation (“MDR”).
d)	Represents costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice (the “DOJ”).

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited, in thousands except percentages)

		Three Months Ended
		March 31,
	% Change	2024	2023
Reported Revenue	8.7%	$323,508	$297,565

Add: Impact of foreign exchange		1,692	—

Constant Currency Revenue (a)	9.3%	$325,200	$297,565

Less: Revenue from certain acquisitions		(6,728)	—

Constant Currency Revenue, Organic (a)	7.0%	$318,472	$297,565

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended
	March 31,
	2024	2023
Reported Gross Margin	46.9%	46.5%

Add back impact of:
Amortization of intangibles	4.0%	3.6%

Non-GAAP Gross Margin	50.9%	50.1%

Note: Certain percentages may not sum to totals due to rounding.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling more than 700 individuals. Merit employs approximately 7,000 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, revenues, net sales, net income (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross profit and margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow and other financial measures, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results which may be achieved through, Merit’s Continued Growth Initiatives Program or other expense reduction initiatives, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties associated with Merit’s integration of products acquired from AngioDynamics and its ability to achieve anticipated financial results, product development and other anticipated benefits of the AngioDynamics acquisition; uncertainties as to whether Merit will achieve sales, gross and operating margins, net income and earnings per share performance consistent with its forecasts associated with that acquisition; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the DOJ; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the MDR, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; and other factors referenced in the 2023 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

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